Exhibit 99.1

Zumiez Inc. Reports July 2008 Sales Results

Net Sales Increased 12.7% to $31.7 Million

July 2008 Comparable Store Sales Decreased 1.4%

EVERETT, Wash.--(BUSINESS WIRE)--Aug. 6, 2008--Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today announced that total net sales for the four-week period ended August 2, 2008 increased 12.7% to $31.7 million, compared to $28.2 million for the four-week period ended August 4, 2007. The company's comparable store sales decreased 1.4% for the four-week period, versus a comparable store sales increase of 9.7% in the year ago period.

To hear the Zumiez prerecorded July sales message, please dial (866) 862-7693 (no passcode is required).

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. We currently operate 324 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

CONTACT:
Zumiez Inc.
Trevor Lang, 425-551-1500, ext. 1564
Chief Financial Officer
or
Investor:
Integrated Corporate Relations
Chad Jacobs/Brendon Frey, 203-682-8200